UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2007

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50791	33-0843840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4767 Nexus Centre Drive San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                                             Termination of a Material Definitive Agreement.

On October 31, 2007, we received notification from Kraft Global Foods, Inc. terminating our collaboration agreement dated December 6, 2000, as amended, effective as of December 9, 2007. Our collaborative agreement with Kraft Foods covers the development of a sweet enhancer for use by Kraft Foods on an exclusive basis in a specified product field in the dessert product category and on a co-exclusive basis in the powdered beverage product field. The agreement also covers the discovery and development of novel salt enhancers to be used by Kraft Foods on a co-exclusive basis in the chilled and processed meat product category in North America. The terms of the collaboration agreement were described in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 29, 2004, as amended, and in Current Reports on Form 8-K filed on May 2, 2005, July 29, 2005, December 12, 2005 and July 19, 2007, each of which descriptions are incorporated by reference herein.

Through October 31, 2007, we have received $12.7 million in license fees, research and development funding and milestone payments from all sources.  Based on the early conclusion of the Kraft Foods agreement, we are no longer entitled to receive research and development funding for the final year of the Kraft Foods agreement or potential milestone payments, representing a combined total of up to $3.3 million if all milestones had been achieved. We believe the majority of the $3.3 million would have been paid subsequent to the end of 2008. We do not have to reimburse Kraft Foods any monies paid to us. In addition, we are no longer entitled to receive royalties on future net sales of products containing a discovered flavor enhancer if commercialization had occurred. All rights previously licensed to Kraft Foods will return to us.

Under all of our collaboration agreements, adjusted for the early conclusion of the Kraft Foods agreement, we estimate that the combined 2005 worldwide sales of our collaborators’ products that fall within their exclusive or co-exclusive product fields is approximately $56.6 billion, based on data from Euromonitor, Information Resources, and our collaborators’ 2005 annual reports.  According to Euromonitor, based on manufacturers’ sales price, the total value of Kraft Foods’ worldwide sales covered under the agreement was approximately $4.4 billion in 2005. We estimate that 2005 worldwide sales for products of our existing collaborators in their exclusive or co-exclusive fields, by program, were as follows:

•                  For the Savory Program, $19.2 billion

•                  For the Sweet Program, $19.3 billion

•                  For the Salt Program, $10.6 billion

•                  For the Bitter Program, $7.5 billion

Item 2.02                                             Results of Operations and Financial Condition.

On November 1, 2007, we announced financial results for the quarter ended September 30, 2007 in the earnings release attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits.

99.1                           Press release of Senomyx, Inc. dated October 31, 2007.

99.2                           Press release of Senomyx, Inc. dated November 1, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

	By:	/s/ JOHN POYHONEN
John Poyhonen Senior Vice President and Chief Financial and Business Officer

Date: November 1, 2007

INDEX TO EXHIBITS

99.1                           Press release of Senomyx, Inc. dated October 31, 2007.

99.2                           Press release of Senomyx, Inc. dated November 1, 2007.